POWER OF ATTORNEY

                                 WITH RESPECT TO
                          THE ALLSTATE LIFE OF NEW YORK
                               SEPARATE ACCOUNT A


     Know all men by these presents that Thomas J. Wilson, II, whose signature appears below, constitutes and appoints Louis G. Lower, II and Michael J. Velotta, his attorneys-in-fact, with power of substitution, and each of them in any and all capacities, to sign any registration statements and amendments thereto for the Allstate Life of New York Separate Account A and related Contracts and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


                                         March 11, 1999
                                         --------------
                                         Date


                                         /s/Thomas J. Wilson, II
                                         -----------------------
                                         Thomas J. Wilson, II
                                         President and Director